                                  EXHIBIT 11.1

                                 METROCALL, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                  Three Months Ended September 30,
                                                                                     2000                      2001
                                                                                     ----                      ----

 Loss before extraordinary item                                                      $ (68,672)                $ (45,812)

 Extraordinary item                                                                      3,862                         -

                                                                          ---------------------    ----------------------
 Net loss                                                                              (64,810)                  (45,812)
      Preferred dividends                                                               (2,327)                   (2,636)
      Exchange inducement on Series C Preferred                                              -                         -
                                                                          ---------------------    ----------------------
 Net loss attributable to common stockholders                                        $ (67,137)                $ (48,448)
                                                                          =====================    ======================
 Weighted-average shares outstanding:
        Shares outstanding, beginning of period                                         85,401                    89,976
        Shares issued to investors                                                           -                         -
        Share issued for exercise of stock purchase and options plans                      239                         -
        Share issued for exercise of stock warrants                                          -                         -
        Shares issued in exchange for series C preferred                                     -                         -
        Shares issued for debt retirement                                                1,659                         -
                                                                          ---------------------    ----------------------
 Weighted-average shares outstanding                                                    87,299                    89,976
                                                                           =====================    ======================
 Basic and diluted loss per share attributable
      to common stockholders                                                             (0.81)                    (0.54)
 Extraordinary item, net of income tax benefit                                            0.04                         -

                                                                          ---------------------    ----------------------
 Loss per share attributable to common stockholders                                    $ (0.77)                  $ (0.54)
                                                                          =====================    ======================


                                                                                        Nine Months Ended September 30,
                                                                                        2000                       2001
                                                                                        ----                       ----

 Loss before extraordinary item                                                        $ (167,531)                $ (452,164)

 Extraordinary item                                                                        19,649                          -

                                                                            ----------------------     ----------------------
 Net loss                                                                                (147,882)                  (452,164)
      Preferred dividends                                                                  (7,413)                    (7,670)
      Exchange inducement on Series C Preferred                                            (6,308)                        -
                                                                            ----------------------     ----------------------
 Net loss attributable to common stockholders                                          $ (161,603)                $ (459,834)
                                                                            ======================     ======================
 Weighted-average shares outstanding:
        Shares outstanding, beginning of period                                            41,902                     89,215
        Shares issued to investors                                                         16,822                          -
        Share issued for exercise of stock purchase and options plans                         666                        761
        Share issued for exercise of stock warrants                                           919                          -
        Shares issued in exchange for series C preferred                                    9,520                          -
        Shares issued for debt retirement                                                   3,228                          -
        Shares issued in employee stock purchase plan                                           -                          -
                                                                            ----------------------     ----------------------
 Weighted-average shares outstanding                                                       73,057                     89,976
                                                                             ======================     ======================
 Basic and diluted loss per share attributable
      to common stockholders                                                                (2.48)                     (5.11)
 Extraordinary item, net of income tax benefit                                               0.27                          -

                                                                            ----------------------     ----------------------
 Loss per share attributable to common stockholders                                       $ (2.21)                   $ (5.11)
                                                                            ======================     ======================